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                                                                     Exhibit 3.4

                          SECOND AMENDED AND RESTATED
                                   BYLAWS OF
                        GALYAN'S TRADING COMPANY, INC.
                           (an Indiana corporation)


                 ARTICLE 1. IDENTIFICATION; RECORDS TO BE KEPT

1.1 The name of the corporation is GALYAN'S TRADING COMPANY, INC. (the "corporation").

1.2 The corporation shall keep at its principal office a copy of (A) its Second Amended and Restated Articles of Incorporation and all amendments thereto currently in effect (the "Articles"); (B) these Second Amended and Restated Bylaws and all amendments thereto currently in effect; (C) resolutions adopted by the Board of Directors of the corporation (the "Board") with respect to one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to these resolutions are outstanding; (D) minutes of all meetings of the shareholders of the corporation and records of all actions taken by the shareholders without a meeting for the prior three years; (E) all written communications by the corporation to the shareholders including the financial statements furnished by the corporation to the shareholders for the prior three years; (F) a list of the names and business addresses of the current directors of the corporation and the current officers of the corporation; and (G) the most recent Annual Report of the corporation as filed with the Secretary of State of Indiana. The corporation shall also keep and maintain at its principal office, or at such other place or places within or without the State of Indiana as may be provided, from time to time, in these Second Amended and Restated Bylaws, (1) minutes of all meetings of the Board and of each committee of the Board, and records of all actions taken by the Board and by each committee of the Board without a meeting; (2) appropriate accounting records of the corporation; and (3) a record of the shareholders in a form that permits preparation of a list of the names and addresses of all the shareholders, in alphabetical order by class of shares, stating the number and class of shares held by each shareholder. All of the records of the corporation described in this Section shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

                      ARTICLE 2. MEETINGS OF SHAREHOLDERS

2.1 All meetings of the shareholders shall be held at such place, within or without the State of Indiana, as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 The Secretary shall prepare and make, at least five (5) business days before every meeting of shareholders, a complete list of shareholders entitled to vote at the meeting, arranged by voting group in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such
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list shall be open to the examination upon written demand of any shareholder or other person authorized by the Indiana Business Corporation Law (the "IBCL"), for any purpose germane to the meeting, during ordinary business hours, for a period of at least five (5) business days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the corporation's principal office. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

                                ANNUAL MEETINGS

2.3 Annual meetings of shareholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which the shareholders shall elect directors and transact such other business as may properly be brought before the meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.

                                SPECIAL MEETINGS

2.4 Special meetings of the shareholders may be called only by the Board, the Chairman of the Board, the Chief Executive Officer or one or more holders of a majority of our common stock and may not be called by any other person or persons. Upon such written request to the Secretary by any person or persons (other than the Board) entitled to call a special meeting of the shareholders, the Secretary shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) days nor more than sixty
(60) days after the receipt of the request. If notice of a special meeting of the shareholders is not given within twenty (20) days after the Secretary's receipt of the request, the person or persons entitled to call the meeting may give the notice. Subject to the provisions of applicable law, only such business shall be considered at a special meeting of the shareholders as shall have been stated in the notice for such meeting.

                        BUSINESS WHICH MAY BE CONDUCTED

2.5  Annual Meetings of the Shareholders.
     -----------------------------------

     2.5.1 Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of the shareholders only (A) pursuant to the corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any shareholder of the corporation who was a shareholder of record of the corporation at the time the notice provided for in this
     Section is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

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     2.5.2  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of Section 2.5.1, the shareholder must have given timely notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business or nomination, and (4) a representation whether the shareholder or beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies

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     from shareholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

     2.5.3 Notwithstanding anything in the second sentence of Section 2.5.2 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

2.6  Special Meetings of the Shareholders.  Only such business shall be
     ------------------------------------
conducted at a special meeting of the shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of the shareholders at which directors are to be elected pursuant to the corporation's notice of meeting only by or at the direction of the Board.

2.7  General.
     -------

     2.7.1 Only persons who are nominated in accordance with the procedures set forth in this Article shall be eligible to be elected at an annual or special meeting of the shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of the shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty
     (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by this Article) and (B) if any proposed nomination or business was not made or proposed in compliance with this Article, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

     2.7.2 For purposes of this Section, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated

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     Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
     Section 13, 14 or 15(d) of the Exchange Act.

     2.7.3 Notwithstanding the foregoing provisions of this Article, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article. Nothing in this Article shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Second Amended and Restated Articles of Incorporation.

                                    NOTICE

2.8 Written notice of each annual or special meeting shall be given not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and (i) in the case of the annual meeting, those matters that the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, and, subject to the provisions of applicable law and these Second Amended and Restated Bylaws, any other matters properly brought may be presented at the meeting for action, or
(ii) in the case of a special meeting, the purpose or purposes for which the meeting was called, but, subject to the provisions of applicable law, no other business may be presented at the special meeting for action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

2.9 Notice of a shareholders' meeting shall be given by mail or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

                             QUORUM AND ADJOURNMENT

2.10 Except as otherwise provided by law, the Second Amended and Restated Articles of Incorporation or these Second Amended and Restated Bylaws, at each meeting of shareholders the presence in person or by proxy of the holders of a majority of the votes entitled to be cast on a matter by a voting group at the meeting shall be necessary and sufficient to constitute a quorum of that voting group. In the absence of a quorum, the

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shareholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.11 until a quorum shall attend.

2.11 Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

                                    VOTING

2.12 The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 5.7.

2.13 Voting at meetings of shareholders need not be by written ballot. At all meetings of shareholders for the election of directors, a plurality of the votes cast by the shares entitled to vote in the election shall be sufficient to elect. If a quorum exists, all other elections and questions shall, unless otherwise provided by the Second Amended and Restated Articles of Incorporation, these Second Amended and Restated Bylaws, the rules or regulations of any stock exchange applicable to the corporation or as otherwise provided by law or pursuant to any regulation applicable to the corporation, be approved by a voting group if the number of votes cast in favor of such election or question exceed the number of votes cast against such election or question.

2.14  Voting shall in all cases be subject to the following provisions:

      2.14.1 The shareholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

      2.14.2 Shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trust may be voted by the trustee of such trust, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trust without a transfer of such shares into the trust's name.

      2.14.3 Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

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      2.14.4  Except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      2.14.5 Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minor's actual age, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the corporation.

      2.14.6 Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder of such other corporation as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

      2.14.7 Shares of the corporation owned by its subsidiaries shall not be entitled to vote on any matter.

      2.14.8 If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

      (A) If only one votes, such act binds all;

      (B) If more than one vote, the act of the majority so voting binds all; or

      (C) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

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If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this Section shall be a majority or even split in interest.

                                    PROXIES

2.15 Each shareholder entitled to vote at a meeting of the shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering to the Secretary a proxy in accordance with applicable law bearing a later date.

2.16 A proxy or consent validly delivered to the corporation shall mean any written authorization which is signed by the person executing the proxy, as well as any electronic transmission (to include without limitation transmissions by facsimile and by computer messaging systems), which is authorized by a shareholder or the shareholder's attorney in fact, which gives another person or persons power to vote with respect to the shares of such shareholder. A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors of election or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                            INSPECTORS OF ELECTION

2.17 In advance of any meeting of shareholders, the Board shall appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or

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shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

2.18 The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

                              CONDUCT OF MEETING

2.19 The Chairman of the Board or, in the Chairman's absence, the Chief Executive Officer shall preside as chairman at all meetings of the shareholders. The chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The chairman's rulings on procedural matters shall be conclusive and binding on all shareholders, unless at the time of a ruling a request for a vote is made to the shareholders holding shares entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the chairman shall have all of the powers usually vested in the chairman of a meeting of shareholders.

                             CONSENT OF ABSENTEES

2.20 The transactions of any meeting of shareholders, not called and noticed as provided herein, and wherever held, are as valid as though conducted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the IBCL to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be

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specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in the IBCL.

                            ACTION WITHOUT MEETING

2.21 Subject to the provisions of the IBCL relating to action by shareholders in lieu of a meeting, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote on the action, unless the IBCL is amended to permit such action by less than all the shareholders entitled to vote on an action, in which case such consent shall require the greater of a majority of all shareholders or the minimum required by the IBCL. Unless a record date for voting purposes be fixed as provided in
Section 5.7 of these Second Amended and Restated Bylaws, the record date for determining shareholders entitled to give consent pursuant to this Section 2.21, when no prior action by the Board to that effect has been taken, shall be the day on which the first written consent is given.

                             ARTICLE 3. DIRECTORS

                                    POWERS

3.1 Subject to limitations set forth in the Second Amended and Restated Articles of Incorporation, in these Second Amended and Restated Bylaws or in the IBCL relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board and it shall have the final authority in matters of strategy and policy for the corporation.

     The Board may delegate management duties for the operation of the business to those persons to whom authority is properly delegated by the Board, including officers of the corporation, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Second Amended and Restated Bylaws:

     (A) To select and remove all officers (in accordance with the provisions of these Second Amended and Restated Bylaws), agents and employees of the corporation; prescribe the powers and duties for them as may not be inconsistent with law, the Second Amended and Restated Articles of Incorporation or these Amended and Restated Bylaws; fix their compensation; and require from them an affidavit providing for the good faith exercise of their duties only in the best interests of the corporation.

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     (B) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Second Amended and Restated Articles of Incorporation or these Second Amended and Restated Bylaws, as they may deem best.

     (C) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as they may deem best.

     (D) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

     (E) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

     (F) To make, repeal, alter, amend and rescind any part of or all of these Amended and Restated Bylaws.

                              NUMBER OF DIRECTORS

3.2 The authorized number of directors of the corporation shall not be less than seven nor more than 15. The exact number of directors shall be set within these limits from time to time by resolution approved by not less than two-thirds of directors constituting the entire Board. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

                     ELECTION AND TERM OF OFFICE; REMOVAL

3.3 Only persons who are nominated either by or at the direction of the Board or the Chairman of the Board, or by a shareholder who has given timely written notice to the Secretary in accordance with these Second Amended and Restated Bylaws, will be eligible for election as directors of the corporation. Directors shall be elected at each annual meeting by the shareholders entitled by the Second Amended and Restated Articles of Incorporation and the IBCL to elect directors. Directors shall be elected for a term of one year and shall hold office until their respective successors are elected and qualified.

     For a person to be qualified to serve as a director of the corporation, such person need not be an employee or shareholder of the corporation during his or her directorship.

3.4 Any director, or the entire Board, may be removed only for cause, at a meeting called for that purpose, by the affirmative vote of a majority of the shares then entitled to vote at the meeting.

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                          RESIGNATIONS AND VACANCIES

3.5 Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     Any vacancy resulting from an increase in the authorized number of directors or any vacancy in the Board occurring by reason of death, resignation, retirement, disqualification or removal may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

     A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of the shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

                      MEETINGS OF THE BOARD OF DIRECTORS

3.6 Regular or special meetings of the Board shall be held at any place within or without the State of Indiana which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

3.7 Following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board. Call and notice of all regular meetings of the Board are hereby dispensed with.

3.8 Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer or by any two directors.

     Special meetings of the Board shall be held upon four days' written notice or 48 hours' notice given personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, telex, facsimile electronic mail or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or

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

is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

      Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, first-class postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

                                    QUORUM

3.9 A majority of the entire Board constitutes a quorum of the Board for the transaction of business, except to adjourn as provided below in this Article. Each act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as an act of the Board Directors, unless a greater number is required by law or by the Second Amended and Restated Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

                     PARTICIPATION BY CONFERENCE TELEPHONE

3.10 Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another and all such directors shall be deemed to be present in person at the meeting.

                                WAIVER OF NOTICE

3.11 Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                                  ADJOURNMENT

3.12 A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

                             FEES AND COMPENSATION

3.13 Directors and members of committees of the Board may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

                            ACTION WITHOUT MEETING

3.14 Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

                                  COMMITTEES

3.15 The Board may appoint one or more committees, each consisting of one or more directors, and delegate to such committees any of the powers and authority of the Board, except no such committee shall have power or authority in reference to the following:

      (A) Approving, adopting or recommending to the shareholders any action or matter expressly required by the IBCL to be submitted to the shareholders for approval;

      (B) Adopting, altering, amending or repealing these Second Amended and Restated Bylaws;

      (C) Authorizing distributions, except a committee (or an executive officer of the corporation designated by the Board) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board;

      (D) Filling vacancies on the Board or on any of its committees;

      (E) Approving a plan of merger not requiring shareholder approval; or

      (F) Authorizing or approving the issuance or sale or a contract for sale of shares, or determining the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board may authorize a committee (or an executive officer designated by the Board) to take the action described in this Subsection 3.15(F) within limits prescribed by the Board.

      Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the Board and any such committee may be designated an Executive Committee or by such other name as the Board shall specify. Alternate members of a committee may replace any absent member at any meeting of the committee. Subject to the provisions of the IBCL, the Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, subject to the provisions of the IBCL, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

                             CONFLICT OF INTEREST

3.16 Any contract or other transaction between the corporation and (A) any Director, or (B) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") (1) in which any Director has a material financial interest or is a general partner, or (2) of which any Director is a director, officer or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if (x) the material facts of the Conflict Transaction and the Director's interest were disclosed or known to the Board, a committee with authority to act thereon, or the shareholders entitled to vote thereon, and (y) the Board, such committee, or such shareholders authorized, approved, or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved or ratified:

      (A) By the Board or such committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board or such committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; or

      (B) By such shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted.

This Section shall not be construed to require authorization, ratification or approval by the shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

                             ARTICLE 4.  OFFICERS

                                   OFFICERS

4.1 The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chairman of the Company, one or more Vice Chairmen of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of this Article.

                                   ELECTION

4.2 The officers of the corporation shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

                             SUBORDINATE OFFICERS

4.3 The Board may elect, and may empower the Chief Executive Officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Second Amended and Restated Bylaws or as the Board Directors may from time to time determine.

                            REMOVAL AND RESIGNATION

4.4 Any officer may be removed, either with or without cause, by the Board at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of the officer with the corporation.

     Any officer may resign at any time by giving written notice to the Board, Chairman of the Board or the Secretary of the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   VACANCIES

4.5 A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Second Amended and Restated Bylaws for regular election or appointment to such office.

                           THE CHAIRMAN OF THE BOARD

4.6 The Board shall elect a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and at all meetings of shareholders, and he or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law.

4.7 In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board and at all meetings of shareholders.

     THE CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE COMPANY AND PRESIDENT

4.8 Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer is the general manager and chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction and control of the business and affairs of the corporation. The Chief Executive Officer has the general powers and duties of management usually vested in a chief executive officer and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

4.9 In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board and the Chief Executive Officer.

                            CHIEF FINANCIAL OFFICER

4.10 Subject to the powers of the Chief Executive Officer, the Chief Financial Officer shall be the principal officer in charge of the financial and accounting affairs of the corporation and shall perform such other duties and have such other powers as the Board or the Chief Executive Officer may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARY

4.11 The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, the items set forth in
Article I, Section 1.2. With respect to meetings of shareholders, the Board and its committees, the Secretary shall keep record of the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

      The Secretary shall also keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one has been appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

      The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board and any committees thereof required by these Second Amended and Restated Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

4.12 The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURER

4.13 Subject to the powers of the Chief Financial Officer, the Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Second Amended and Restated Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

      Subject to the powers of the Chief Financial Officer, the Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer and the directors, whenever they request it, an account of all transactions as Treasurer, and shall have such other powers and perform such other duties as may be prescribed by the Board.

4.14 The Assistant Treasurer, or if there is more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                            DELEGATION OF AUTHORITY

4.15 In case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director, for the time being.

                        ARTICLE 5. CERTIFICATE OF STOCK

5.1 Every holder of stock in the corporation shall be entitled to have a certificate, signed in the name of the corporation, by (a) the Chairman of the Board or Vice Chairman of the Board, or the Chief Executive Officer or the Chairman of the Company, or the President or a Vice President and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by the holder in the corporation, and including the other information required by the IBCL. However, unless the Second Amended and Restated Articles of Incorporation provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of the corporation's classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholders a written statement of the information required on certificates by the IBCL, and the information required by the Indiana Uniform Commercial Code, as in effect from time to time. A holder of such shares may request that a certificate be provided to him or her by giving notice to the Secretary of the corporation. The certificate shall be provided in the form prescribed by the Board.

5.2 Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

5.3 If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the IBCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.4 Any of or all the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

5.5 The Board Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK

5.6 Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed (such endorsement or endorsements to be witnessed by one witness or guaranteed by a bank or registered securities broker or dealer) or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The requirement that the endorsement be witnessed or guaranteed may be waived in writing upon the form of endorsement by the President of the corporation within a reasonable time after transfer of share without certificates, and the corporation shall send the shareholder a written statement of the information required by Section 5.1.

                              FIXING RECORD DATE

5.7 In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (a) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (b) in the case of determination of shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board and (c) in the case of any other action, shall not be more than 70 days prior to such other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law or the Second Amended and Restated Articles of Incorporation, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law or the Second Amended and Restated Articles of Incorporation, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action and (iii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred and twenty (120) days after the date fixed for the original meeting.

                            REGISTERED SHAREHOLDERS

5.8 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.

                      ISSUE AND CONSIDERATION FOR SHARES

5.9 The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. If shares are issued for promissory notes or for promises to render services in the future, the corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders' meeting. The adequacy of the consideration is to be determined by the Board, and that determination is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. Once the corporation receives the consideration for which the Board authorized the issuance of the shares, the shares are fully paid and nonassessable.

                        ARTICLE 6.  GENERAL PROVISIONS

                     MAINTENANCE AND INSPECTION OF RECORDS

6.1 Any shareholder of record, in person or by attorney or other agent, shall, upon written demand at least five (5) business days before the day the shareholder wishes to inspect, under oath stating the purpose thereof and identifying the records such shareholder wishes to inspect, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its shareholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the State of Indiana or, if different, at its principal executive office.

6.2 Any director shall have the right to examine the corporation's stock ledger, a list of its shareholders, and its other books and records for a purpose reasonably related to the director's position as a director or reasonably necessary to enable the director to discharge the duties imposed on the director by the IBCL.

                   CHECKS; DRAFTS; EVIDENCE OF INDEBTEDNESS

6.3 From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for the payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

                      ENDORSEMENT OF DOCUMENTS; CONTRACTS

6.4 Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and, when necessary or required, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the corporation, shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same.
Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

                REPRESENTATION OF SHARES OF OTHER CORPORATIONS

6.5 The Chief Executive Officer or any other officer or officers authorized by the Board or the Chief Executive Officer are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

                             STOCK PURCHASE PLANS

6.6 The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

     Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

                         CONSTRUCTION AND DEFINITIONS

6.7 Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the IBCL shall govern the construction of these Second Amended and Restated Bylaws.

                                  AMENDMENTS

6.8 The power to make, alter, amend or repeal these Bylaws is vested in the Board, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of these Bylaws.

                                  FISCAL YEAR

6.9 The fiscal year of the corporation shall be fixed by resolution of the Board.

                                   DIVIDENDS

6.10 Subject to the limitations set forth in IBCL Section 23-1-28-3, and subject to the provisions of the Amended and Restated Articles of Incorporation, dividends upon the capital stock of the corporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Amended and Restated Articles of Incorporation.

6.11 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                  LOANS TO DIRECTORS, OFFICERS AND EMPLOYEES

6.12 The corporation may lend money to, or guarantee any obligation of, or otherwise assist any director, officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Amended and Restated Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute

                          ARTICLE 7.  INDEMNIFICATION

             RIGHTS TO INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

7.1 The corporation shall indemnify as a matter of right every person made a party to a proceeding because such person is or was

          (A)  a member of the Board,

          (B)  an officer of the corporation, or

          (C) while a director or officer of the corporation, serving at the corporation's request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not,

(each an "Indemnitee") against all liability incurred by such person in connection with the proceeding; provided that it is determined in the specific case that indemnification of such person is permissible in the circumstances because such person has met the standard of conduct for indemnification specified in the IBCL. The corporation shall pay for or reimburse the reasonable expenses incurred by an Indemnitee in connection with any such proceeding in advance of final disposition thereof in accordance with the procedures and subject to the conditions specified in the IBCL. The corporation shall indemnify as a matter of right an Indemnitee who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred by the Indemnitee in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this paragraph.

7.2 Upon demand by a person for indemnification or advancement of expenses, as the case may be, the corporation shall expeditiously determine whether the person is entitled thereto in accordance with this Article and the procedures specified in the IBCL.

7.3 The indemnification provided under this Article shall apply to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

7.4 Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the corporation, or the ability of the corporation to otherwise indemnify or advance expenses to any such individual. It is the intent of this Article to provide indemnification to directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article. Therefore, indemnification shall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement income Security Act of 1974, as amended, or violation of any other state or federal laws.

                                    CLAIMS

7.5  If a claim for indemnification of advancement of expenses under this
Article is not paid in full within 60 days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

                                 OTHER SOURCES

7.6 The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

                              AMENDMENT OR REPEAL

7.7 Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  DEFINITIONS

7.8  For purposes of this Article:

     (a) The term "director" means an individual who is or was a member of the Board or an individual who, while a director of the corporation, is or was serving at the corporation's request a s a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. The term "director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (b) The term "expenses" includes all direct and indirect costs (including without limitation counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.

     (c) The term "liability" means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     (d) The term "party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

     (e) The term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

               OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES

7.9 This Article shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                   INSURANCE

7.10 The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

                             INDEMNITY AGREEMENTS

7.11 The corporation may enter into agreements with any director, officer, employee or agent of the corporation, providing for indemnification to the fullest extent permissible under the law and the Second Amended and Restated Articles of Incorporation.

                          SECOND AMENDED AND RESTATED

                                   BYLAWS OF

                        GALYAN'S TRADING COMPANY, INC.

                           (an Indiana corporation)

                               TABLE OF CONTENTS

                                                                          Page
ARTICLE 1. IDENTIFICATION; RECORDS TO BE KEPT...........................     1
ARTICLE 2. MEETINGS OF SHAREHOLDERS.....................................     1
ARTICLE 3. DIRECTORS....................................................    10
ARTICLE 4. OFFICERS.....................................................    16
ARTICLE 5. CERTIFICATE OF STOCK.........................................    19
ARTICLE 6. GENERAL PROVISIONS...........................................    22
ARTICLE 7. INDEMNIFICATION..............................................    24

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